Kite Realty Group Trust

2008 EMPLOYEE SHARE PURCHASE PLAN

Kite Realty Group Trust

2008 EMPLOYEE SHARE PURCHASE PLAN

Kite Realty Group Trust

2008 EMPLOYEE SHARE PURCHASE PLAN

The Board of Trustees of the Company has adopted this 2008 Employee Share Purchase Plan to enable eligible employees of the Company and its Participating Affiliates, through payroll deductions or other cash contributions, to purchase shares of the Company's Common Shares. The Plan is for the benefit of the employees of the Company and any Participating Affiliates. The Plan is intended to benefit the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its Participating Affiliates. The provisions of the Plan are set forth below:

1	DEFINITIONS
	1.1	"BOARD" means the Board of Trustees of the Company.

	1.2	"COMMITTEE" means the Compensation Committee of the Board; provided, that any action that may be taken by the Committee may also be taken by the Board.

	1.3	"COMMON SHARES" means the Company's common shares of beneficial interest, par value $0.01 per share.

	1.4	"COMPANY" means Kite Realty Group Trust.

	1.5	"EFFECTIVE DATE" means the date the Plan is approved by the shareholders of the Company.

1.6

"FAIR MARKET VALUE" means the value of each Common Share subject to the Plan on a given date determined as follows: if on such date the Common Shares are listed on an established national or regional stock exchange, are admitted to quotation on The New York Stock Exchange, or are publicly traded on an established securities market, the fair market value of the Common Shares shall be the closing price of the Common Shares on such exchange or in such market (the exchange or market selected by the Board if there is more than one such exchange or market) on such date or, if such date is not a trading day, on the trading day immediately preceding such date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the Common Shares is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Common Shares are not listed on such an exchange, quoted on such system or traded on such a market, fair market value shall be determined by the Board in good faith.

1.7

"OFFERING PERIOD" means the period determined by the Committee pursuant to SECTION 8 during which payroll deductions or other cash payments are accumulated for the purpose of purchasing Common Shares under the Plan.

	1.8	"PARTICIPATING AFFILIATE" means any company or other trade or business that is a subsidiary of the Company

	1.9	"PLAN" means the Kite Realty Group Trust 2008 Employee Share Purchase Plan.

	1.10	"PURCHASE PERIOD" means the period designated by the Committee on the last trading day of which purchases of Common Shares are made under the Plan.

	1.11	"PURCHASE PRICE" means the purchase price of each Common Share purchased under the Plan.

2.        SHARES SUBJECT TO THE PLAN.

Subject to adjustment as provided in SECTION 28 below, the aggregate number of Common Shares that may be made available for purchase by participating employees under the Plan is five hundred thousand (500,000). The shares issuable under the Plan may, in the discretion of the Board, be authorized but unissued shares, treasury shares, or shares purchased on the open market.

3.	ADMINISTRATION.

The Plan shall be administered under the direction of the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

4.	INTERPRETATION.

Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

5.	ELIGIBLE EMPLOYEES.

Any employee of the Company or any of its Participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or any of its Participating Affiliates for less than three months as of the beginning of an Offering Period; (b) an employee whose customary employment is less than 20 hours per week; and (c) an employee who, after exercising his or her rights to purchase shares under the Plan, would own Common Shares (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of shares of the Company. The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular Participating Affiliate.

6.	PARTICIPATION IN THE PLAN.

An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Company’s Employee Benefits Manager. The form will authorize: (i) payment of the Purchase Price by payroll deductions, and if authorized by the Committee, payment of the Purchase Price by means of periodic cash payments from participating employees, and (ii) the purchase of Common Shares for the employee's account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of an Offering Period.

7.	OFFERINGS.

At the time an eligible employee submits his or her election to participate in the Plan (as provided in SECTION 6 above), the employee shall elect to have deductions made from his or her pay on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee's account under the Plan. Pursuant to SECTION 6 above, the Committee shall also have the authority to authorize in the election form the payment for Common Shares through cash payments from participating employees. An employee may not during any Offering Period increase his or her percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with SECTIONS 16 through 22 below.

8.	OFFERING PERIODS AND PURCHASE PERIODS.

The Offering Periods and Purchase Periods shall be determined by the Committee. The first Offering Period under the Plan shall commence on the date determined by the Committee. Each Offering Period shall consist of one or more Purchase Periods, as determined by the Committee.

9.            RIGHTS TO PURCHASE COMMON SHARES; PURCHASE PRICE; WHOLE SHARES

Rights to purchase Common Shares will be deemed granted to participating employees as of the first trading day of each Offering Period. The Purchase Price of each Common Share shall be determined by the Committee; provided, however, that the Purchase Price shall not be less than 95 percent of the Fair Market Value of the Common Shares on the last trading day of the Purchase Period; provided, further, that in no event shall the Purchase Price be less than the par value of the Common Shares. No fractional shares shall be issued pursuant to the Plan, and any fractions resulting from the purchase of shares under the Plan shall be eliminated in each case by rounding downward to the nearest whole share. The remaining cash amount shall remain in the employees account until the next Purchase Period.

10.	TIMING OF PURCHASE

Unless a participating employee has given prior written notice terminating such employee's participation in the Plan, or the employee's participation in the Plan has otherwise been terminated as provided in SECTIONS 16 through 22 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Shares on the last trading day of the Purchase Period (except as provided in SECTION 16 below) for the number of Common Shares which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in SECTION 15 below and subject to adjustment under SECTION 28 below.

11.	PURCHASE LIMITATION

Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other "employee share purchase plans" of the Company and its Participating Affiliates Common Shares having an aggregate Fair Market Value in excess of $25,000, determined as of the first trading date of the Offering Period as to shares purchased during such period; provided, further, that the Committee may in its discretion, prior to the start of an Offering Period, set a limit on the number or value of Common Shares an employee may purchase during the Offering Period. Effective upon the last trading day of the Purchase Period, a participating employee will become a shareholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto except as otherwise provided in SECTION 12 below. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company's shareholders.

12.	ISSUANCE OF SHARE CERTIFICATES AND SALE OF PLAN SHARES.

On the last trading day of the Purchase Period, a participating employee will be credited with the number of Common Shares purchased for his or her account under the Plan during such Purchase Period. Shares purchased under the Plan will be held in the custody of an agent (the "Agent") appointed by the Board of Trustees. The Agent may hold the shares purchased under the Plan in book entry form or in share certificates in nominee names and may commingle shares held in its custody in a single account or share certificate without identification as to individual participating employees. The Committee shall have the right to require any or all of the following with respect to Common Shares purchased under the Plan:

(i) that a participating employee may not request that all or part of the Common Shares be reissued in the employee's own name and the share certificates delivered to the employee or book entry made in the employee’s own name until 120 days (or such shorter period of time as the Committee may designate) have elapsed since the first day of the Offering Period in which the shares were purchased and 90 days has elapsed since the day the shares were purchased (the " Holding Period");

(ii) that all sales of shares during the Holding Period applicable to such shares be performed through a licensed broker acceptable to the Company; and

(iii) that participating employees abstain from selling or otherwise transferring Common Shares purchased pursuant to the Plan for a period lasting up to six months from the date the shares were purchased pursuant to the Plan.

13.	WITHHOLDING OF TAXES.

To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any Common Shares purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder.

14.	ACCOUNT STATEMENTS.

The Company will cause the Agent to deliver to each participating employee a statement for each Purchase Period during which the employee purchases Common Shares under the Plan, reflecting the amount of payroll deductions during the Purchase Period, the number of shares purchased for the employee's account, the price per share of the shares purchased for the employee's account and the number of shares held for the employee's account at the end of the Purchase Period.

15.	PARTICIPATION ADJUSTMENT.

If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to SECTION 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to SECTION 10 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee's account after such exercise will be refunded to the employee.

16.	CHANGES IN ELECTIONS TO PURCHASE.

a. Ceasing Payroll Deductions or Periodic Payments

A participating employee may, at any time prior to the last trading day of the Purchase Period, by written notice to the Company, direct the Company to cease or reduce payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

(i) The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or

(ii) Withdraw the amount in such employee's account and terminate such employee's option to purchase.

b. Decreasing Payroll Deductions during a Purchase Period

A participating employee may decrease his or her rate of contribution once during a Purchase Period (but not below $20.00 per pay period) by delivering to the Company a new form regarding election to participate in the Plan under SECTION 6 above.

c. Modifying Payroll Deductions or Periodic Payments at the Start of an Offering Period

Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Offering Period, by delivering to the Company a new form regarding election to participate in the Plan under SECTION 6 above.

17.	VOLUNTARY TERMINATION OF EMPLOYMENT OR DISCHARGE.

In the event a participating employee voluntarily leaves the employ of the Company or a Participating Affiliate, otherwise than by retirement under a plan of the Company or a Participating Affiliate, or is discharged for cause prior to the last day of the Purchase Period, the amount in the employee's account will be distributed and the employee's option to purchase will terminate.

18.	RETIREMENT OR SEVERANCE.

In the event a participating employee who has an option to purchase shares leaves the employ of the Company or a Participating Affiliate because of retirement under a plan of the Company or a Participating Affiliate, or because of termination of the employee's employment by the Company or a Participating Affiliate for any reason except discharge for cause, the participating employee may elect, within 10 days after the date of such retirement or termination, one of the following alternatives:

(a) The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or

(b) Withdraw the amount in such employee's account and terminate such employee’s option to purchase.

In the event the participating employee does not make an election within the aforesaid 10-day period, he or she will be deemed to have elected subsection 18(b) above.

19.	LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABILITY.

Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

If such employee returns to active service prior to the last day of the Purchase Period, the employee's payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee's period of absence, the employee shall, by written notice to the Company's Payroll Department within 10 days after the employee's return to active service, but not later than the last day of the Purchase Period, elect:

(a) To make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;

(b) Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee's account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

(c) Withdraw the amount in the employee's account and terminate the employee's option to purchase.

A participating employee on lay-off, authorized leave of absence or disability on the last day of the Purchase Period shall deliver written notice to his or her employer on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing clauses (a), (b) and (c) of this SECTION 19. If any employee fails to deliver such written notice within 10 days after the employee's return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected subsection 19(c) above.

If the period of a participating employee's lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Purchase Period, and the employee shall not resume active employment with the Company or a Participating Affiliate, the employee shall receive a distribution in accordance with the provisions of SECTION 18 of this Plan.

20.	DEATH.

In the event of the death of a participating employee while the employee's option to purchase shares is in effect, the legal representatives of such employee may, within three months after the employee's death (but no later than the last day of the Purchase Period) by written notice to the Company or Participating Affiliate, elect one of the following alternatives:

(a) The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or

(b) Withdraw the amount in such employee's account and terminate such employee's option to purchase.

In the event the legal representatives of such employee fail to deliver such written notice to the Company or Participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount, then credited to the employee's account shall be paid to such legal representatives.

21.	FAILURE TO MAKE PERIODIC CASH PAYMENTS.

Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan by the participating employee.

22.	TERMINATION OF PARTICIPATION.

A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in SECTION 27 below, or (b) the employee ceases to be eligible to participate in the Plan under SECTION 5 above. As soon as practicable following termination of an employee's participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee's account and a share certificate representing the number of whole shares held in the employee's account. Once terminated, participation may not be reinstated for the then current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

23.	ASSIGNMENT.

No participating employee may assign his or her rights to purchase Common Shares under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of Common Shares under the Plan may be made only to the participating employee (or, in the event of the employee's death, to the employee's estate). Once a share certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other share certificate.

24.	APPLICATION OF FUNDS.

All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Shares and/or refunded to participating employees. Participating employees' accounts will not be segregated.

25.	NO RIGHT TO CONTINUED EMPLOYMENT.

Neither the Plan nor any right to purchase Common Shares under the Plan confers upon any employee any right to continued employment with the Company or any of its Participating Affiliates, nor will an employee's participation in the Plan restrict or interfere in any way with the right of the Company or any of its Participating Affiliates to terminate the employee's employment at any time.

26.	AMENDMENT OF PLAN.

The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in SECTION 9 above used in calculating the Purchase Price); provided, however, that without approval of the shareholders of the Company no amendment shall be made (a) increasing the number of shares specified in SECTION 1 above that may be made available for purchase under the Plan (except as provided in SECTION 28 below) or (b) changing the eligibility requirements for participating in the Plan. No amendment may be made that impairs the vested rights of participating employees.

27.	TERM AND TERMINATION OF THE PLAN.

The Plan shall be effective as of the Effective Date. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination.

28.	EFFECT OF CHANGES IN CAPITALIZATION.

a. Changes in Shares.

If the number of outstanding Common Shares increased or decreased or the Common Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend, or other distribution payable in capital shares, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share. Notwithstanding the foregoing, in the event of a spin-off that results in no change in the number of outstanding Common Shares of the Company, the Company may, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares for which rights are outstanding under the Plan, and (ii) the Purchase Price per share.

b. Reorganization in which the Company is the Surviving Company.

Subject to SECTION C, if the Company shall be the surviving company in any reorganization, merger or consolidation of the Company with one or more other corporations or other entities, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of Common Shares subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

c. Reorganization in which the Company is not the Surviving Company, Sale of Assets or Shares, and Other Corporate Transactions.

Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations or other entities in which the Company is not the surviving company, or upon a sale of all or substantially all of the assets of the Company to another corporation or other entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving company) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of shares of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the shares of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Offering Period and the Purchase Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with SECTION 12 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees at least ten (10) days prior to the date upon which the Plan will be terminated.

d. Adjustments.

Adjustments under this SECTION 28 related to Common Shares or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

e. No Limitations on Company.

The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

29.	Governmental Regulation.

The Company's obligation to issue, sell and deliver Common Shares pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

30.	Shareholder Rights.

Any dividends paid on shares held by the Company for a participating employee's account will be transmitted to the employee. The Company will deliver to each participating employee who purchases Common Shares under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its shareholders. Any Common Shares held by the Agent for an employee's account will be voted in accordance with the employee's duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

31.	Rule 16B-3.

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

32.	Payment of Plan Expenses.

The Company will bear all costs of administering and carrying out the Plan.

* * *